SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  September 20, 2011

 ZAGG Inc
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 – Other Events

On September 20, 2011, Lorence A. Harmer, a former director of ZAGG Inc (the “Company”), and two of his affiliates, Harmer Holdings, LLC, and Teleportal, LLC, filed a lawsuit in Utah state court against the Company, Robert G. Pedersen, II, Brandon T. O’Brien and KPMG, LLC.  In their lawsuit the plaintiffs allege that the defendants defamed Mr. Harmer, breached the settlement agreement between the plaintiffs and the Company dated March 23, 2011 and interfered with other rights of the plaintiffs.

In their complaint, the plaintiffs also assert that the United States Securities and Exchange Commission was pursuing “an investigation” of the Company in July 2011 and that the Company is subject to “an ongoing SEC investigation.”  The Company has no knowledge that the Securities and Exchange Commission issued a formal order of investigation in respect of the Company, the defendants or any operations of the Company in July 2011 or at any time since.

Based on its initial review of the plaintiffs’ claims, the Company believes them to be without merit and will vigorously fight them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: September 21, 2011	By:	/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer